Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

22 SEPTEMBER 2018

REVISED CASH OFFER

for

SKY PLC

(“SKY”)

by

TWENTY-FIRST CENTURY FOX, INC.

(“21CF”)

1.	Revised 21CF Offer

During the course of today, the auction process announced by the Panel in respect of Sky between 21CF and Comcast Corporation (Comcast) was concluded. Today the Panel announced the revised offer price submitted by each of 21CF and Comcast.

Under the terms of 21CF’s revised cash offer for the fully diluted share capital of Sky which 21CF and its Affiliates do not already (the Revised 21CF Offer), Sky Shareholders will be entitled to receive:

for each Sky Share                        £15.67 in cash

2.	Comcast Offer

21CF notes the increased cash offer for the fully diluted share capital of Sky by Comcast at a price of £17.28 per Sky Share (the Comcast Offer). The Comcast Offer has been recommended by the Independent Committee of Sky.

21CF announces that it is considering its options regarding its own 39 per cent. shareholding in Sky and will make a further announcement in due course.

3.	Disney consent

21CF and Disney have entered into a replacement Consent and Reimbursement Agreement, pursuant to which Disney has (a) consented to the increased indebtedness that would be incurred by 21CF as a result of the Revised 21CF Offer and (b) agreed to reimburse 21CF an amount equal to the difference between the price per Sky Share of the Revised 21CF Offer (i.e. £15.67) and £13.00 for each Sky Share purchased by 21CF pursuant to (or in connection with) the Revised 21CF Offer (plus the interest and fees incurred by 21CF on such amount) which applies if the Disney Transaction does not complete due to the failure to obtain regulatory approvals. In these circumstances, subject to the satisfaction or waiver of certain conditions, 21CF shall issue shares of Class A common stock to Disney equal in value (based on the volume-weighted average price of such common stock on 21 September 2018) to the amount by which the price per Sky Share of the Revised 21CF Offer exceeds £14.00 multiplied by the number of Sky Shares acquired by 21CF pursuant to (or in connection with) the Revised 21CF Offer. A copy of the replacement Consent and Reimbursement Agreement will be available on 21CF’s website at www.21CF-offer-for-Sky.com.

4.	Financing of the Acquisition

21CF announces that 21CF, 21st Century Fox America, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Deutsche Bank AG Cayman Islands Branch, JPMorgan Chase Bank, N.A., London Branch, J.P. Morgan Europe Limited and Citibank, N.A. have entered into a further amendment to the bridge credit agreement entered into in connection with the financing of the cash consideration payable to Sky Shareholders pursuant to the Revised 21CF Offer (the Bridge Credit Agreement), as referred to in paragraph 7.1 of Section 6 of the offer document posted by 21CF to Sky Shareholders on 7 August 2018 (the Original Offer Document), so as to increase the facilities available to 21CF to £17.165 billion. Copies of the amendment documentation to the Bridge Credit Agreement will be available on 21CF’s website at www.21CF-offer-for-Sky.com.

Deutsche Bank, lead financial adviser to 21CF, is satisfied that sufficient resources are available to 21CF to satisfy the full cash consideration payable to Sky Shareholders under the terms of the Revised 21CF Offer.

5.	Level of acceptances

As at 1.00 p.m. (London time) on 21 September 2018, being the latest practicable date before this announcement, 21CF had received valid acceptances of the Offer in respect of 1,359,184 Sky Shares representing approximately 0.07 per cent. of the current issued share capital of Sky. Of these acceptances, 21CF understands that 1,048,937 Sky Shares (representing approximately 0.06 per cent. of the current issued share capital of Sky) are the subject of irrevocable undertakings. So far as 21CF is aware, none of the acceptances have been received from persons acting in concert with 21CF.

In addition to these acceptances, as at 1.00 p.m. (London time) on 21 September 2018:

(a)	21CF and its wholly-owned subsidiaries held 672,783,139 Sky Shares, representing 39.12 per cent. of the current issued share capital of Sky; and

(b)	persons acting in concert with 21CF held 4,214 Sky Shares, representing less than 0.01 per cent. of the current issued share capital of Sky.

Save as disclosed above, neither 21CF nor, so far as 21CF is aware, any person acting in concert with 21CF has:

(a)

any interest in, or right to subscribe in respect of, or any short position in relation to Sky relevant securities, including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of Sky relevant securities; or

(b)	borrowed or lent any Sky relevant securities (including any financial collateral arrangements), save for any borrowed shares which have been either on-lent or sold.

Accordingly, as at 1.00 p.m. (London time) on 21 September 2018, 21CF or its wholly-owned subsidiaries either owned or had received valid acceptances of the Offer in respect of a total of 674,142,323 Sky Shares, representing approximately 39.19 per cent. of the current issued share capital of Sky.

Only the valid acceptances received in respect of 1,359,184 Sky Shares that are not owned by 21CF or its wholly-owned subsidiaries, representing 0.07 per cent. of the issued share capital of Sky, count towards the Acceptance Condition.

21CF has outstanding irrevocable undertakings from the Directors of Sky to accept the Offer in respect of a total of 1,048,937 Sky Shares, representing 0.06 per cent. of the current issued share capital of Sky, in respect of which 21CF understands valid acceptances have been received.

6.	Sources of information and bases of calculation

In this announcement, unless otherwise stated, or the context otherwise requires, the following bases and sources have been used:

(i)

As at the close of business on 21 September 2018 (being the latest practicable date prior to the date of this announcement), Sky had in issue 1,719,617,230 ordinary shares, of which 1,085,035 are held in ESOP.

(ii)	21CF and its Affiliates hold 672,783,139 ordinary shares in Sky giving a total number of outstanding shares excluding those owned by the 21CF or its Affiliates of 1,046,834,091.

(iii)	Any reference to the fully diluted share capital of Sky not owned by 21CF or its Affiliates is based on:

(A)	the 1,046,834,091 Sky Shares referred to in paragraph (iii) above; and

(B)

26,221,377 Sky Shares which may be issued on or after the date of this announcement on the exercise of options or vesting of awards under the Sky Share Plans as agreed in the Co-operation Agreement and net of the shares in the ESOP and assuming for this purpose that the Effective Date of the Revised 21CF Offer is 15 October 2018.

7.	General

The Revised 21CF Offer includes an amount in lieu of the final dividend which may otherwise have been payable to Sky Shareholders in respect of the 12 months ended 30 June 2018. Accordingly, the cash consideration of £15.67 per Sky Share shall be reduced by the amount of any dividend or any other distribution announced, declared, made or paid in respect of the Sky Shares on or after the date of this announcement.

Save as set out in this announcement, the Revised 21CF Offer will be subject to the same terms and conditions as those set out in the Original Offer Document. This announcement should be read in conjunction with the full text of the Original Offer Document.

The Original Offer Document will remain available, subject to certain restrictions relating to persons resident in certain jurisdictions, on 21CF’s website at www.21CF-offer-for-Sky.com.

Capitalised terms used but not defined in this announcement shall have the meanings given to them in the Original Offer Document. References in this announcement to the Offer are references to the Offer as amended by this announcement.

Enquiries

21CF:

21CF

Investors Reed Nolte +1 212-852-7092 Mike Petrie +1 212-852-7130	Media Nathaniel Brown +1 212-852-7746 Miranda Higham +44 207-019-5632

Deutsche Bank AG, London Branch (Lead Financial Adviser to 21CF)	New York: +1 212 250 2500 London: +44 207 545 8000

Gavin Deane / James Arculus / Mathew Mathew / Jennifer Conway / Simon Hollingsworth (corporate broking)

Centerview Partners (Financial Adviser to 21CF)	New York: +1 212 380 2650 London: +44 207 409 9700

Blair Effron / David Cohen / James Hartop / Stefan Neata

Goldman Sachs International (Financial Adviser to 21CF)	New York: +1 212 902 1000 London: +44 20 7774 1000

John Waldron / Mike Smith / Mark Sorrell / Owain Evans

Brunswick	+44 207 404 5959

Jonathan Glass / Andrew Porter / Craig Breheny

Disney:

Citi (Financial Adviser to Disney) Jan Skarbek / Derek Van Zandt / Peter Catterall (Corporate Broking)	+44 20 7986 4000

J.P. Morgan Securities LLC (Financial Adviser to Disney)	+44 20 7742 4000

Dwayne Lysaght / Eric Menell / Hugo Baring

Important notices relating to financial advisers

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Neither Deutsche Bank AG, acting through its London Branch (Deutsche Bank) nor any other member of the group of companies controlled by Deutsche Bank AG will be responsible to any persons other than 21CF for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to the Acquisition or any matters referred to in this announcement. Neither Deutsche Bank nor any other member of the group of companies controlled by Deutsche Bank AG owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser to 21CF and no one else in connection with the contents of this announcement.

Centerview Partners UK LLP (Centerview Partners), which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser to 21CF and no one else in connection with the contents of this announcement and neither Centerview Partners nor any of its affiliates will be responsible to anyone other than 21CF for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to in this announcement. Centerview Partners accordingly disclaims to the fullest extent permitted by law all and any responsibility and liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this announcement.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for 21CF and no one else in connection with the Acquisition and will not be responsible to anyone other than 21CF for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in relation to the Acquisition or any matter or arrangement referred to in this announcement. Neither Goldman Sachs International nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs International in connection with the Acquisition, this announcement, any statement contained herein, or otherwise.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the Offer Document, and, in respect of Sky Shares held in certificated form, the Form of Acceptance, which contain the full terms and conditions of the Acquisition, including details of how the Revised 21CF Offer may be accepted. Any decision in respect of, or other response to, the Revised 21CF Offer should be made only on the basis of the information contained in these documents. Sky Shareholders are advised to read the formal documentation in relation to the Revised 21CF Offer carefully once it has been despatched.

This announcement does not constitute a prospectus or prospectus equivalent document.

21CF reserves the right to elect, with the consent of the Panel (where necessary), to implement the Acquisition by way of a Scheme. In such event, the Scheme will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Revised 21CF Offer, subject to appropriate amendments to reflect the change in method of effecting the Acquisition.

Overseas Shareholders

The release, publication or distribution of this announcement in, and the availability of the Revised 21CF Offer to persons who are residents, citizens, or nationals of jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the laws and/or regulations of any jurisdiction other than the UK should inform themselves about, and observe, any applicable restrictions and legal and regulatory requirements. In particular, the ability of persons who are not resident in the UK to participate in the Revised 21CF Offer may be affected by the laws of the relevant jurisdictions in which they are located.

Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent advisor in the relevant jurisdiction without delay. Any failure to comply with such restrictions and/or requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK.

The Revised 21CF Offer is subject to the applicable requirements of the City Code, the Panel, the London Stock Exchange and the FCA.

Unless otherwise determined by 21CF or required by the City Code, and permitted by applicable law and regulation, the Revised 21CF Offer is not being, and will not be, made available, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Revised 21CF Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from or within any Restricted Jurisdiction.

Accordingly, copies of this announcement and any formal documentation relating to the Revised 21CF Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including any custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Any person (including any custodian, nominee or trustee) who has a contractual or legal obligation, or may otherwise intend, to forward this announcement or any formal documentation relating to the Acquisition to a jurisdiction outside the United Kingdom should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction and must not mail, send or otherwise forward or distribute them in, into or from any Restricted Jurisdiction. Doing so may render any purported acceptance of the Revised 21CF Offer invalid.

Further details in relation to Sky Shareholders in overseas jurisdictions are contained in the Offer Document.

Additional information for U.S. investors

The Revised 21CF Offer is being made to holders of Sky Shares resident in the U.S. in reliance on, and in compliance with, the applicable U.S. tender offer rules under the U.S. Exchange Act and the “Tier II” exemption provided by Rule 14d-1(d) under such Act, and otherwise in accordance with the requirements of the City Code, the Panel, the London Stock Exchange and the FCA. Accordingly, the Revised 21CF Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. tender offer procedures and law. In particular, the payment and settlement procedure with respect to the Revised 21CF Offer comply with the relevant UK rules, which differ from U.S. payment and settlement procedures, particularly with regard to the date of payment of consideration.

The Revised 21CF Offer relates to the securities of an English company admitted to trading on the Main Market of the London Stock Exchange. Accordingly, holders of Sky Shares in the U.S. should be aware that this announcement, the Offer Document and any other documents relating to the Revised 21CF Offer have been or will be prepared in accordance with the City Code and the United Kingdom’s disclosure requirements, format and style, all of which differ from those generally applicable in the U.S.. Sky’s financial statements and all Sky financial information included in this announcement, the Offer Document or any other documents relating to the Revised 21CF Offer, has been or will have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union and that may not be comparable to the financial statements or other financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the U.S..

To the extent permissible under the City Code and normal UK market practice and subject to the surviving provisions of the Co-operation Agreement and pursuant to an exception under Rule 14e-5 under the U.S. Exchange Act, 21CF, certain affiliated companies and their nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, Sky Shares outside the U.S., otherwise than pursuant to the Revised 21CF Offer, before or during the period in which such Revised 21CF Offer remains open for acceptance. Those purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed to all investors to the extent required in the UK and the U.S., will be reported to a Regulatory Information Service provider and will be available on the London Stock Exchange website, www.londonstockexchange.com, each of which will be available to the public in the U.S. If such purchases or arrangements to purchase were to be made, they would be made outside the U.S. and would be made in accordance with applicable law, including the U.S. Exchange Act and the City Code.

U.S. holders of Sky Shares should also be aware that the Revised 21CF Offer may have tax consequences in the United States, including that the receipt of cash pursuant to the Revised 21CF Offer by a U.S. holder of Sky Shares will generally be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable U.S. state and local, as well as foreign and other, tax laws. Each U.S. holder of Sky Shares is urged to consult with independent legal, tax and financial advisors in connection with making a decision regarding the Revised 21CF Offer, including, without limitation, to consider the tax consequences associated with such holder’s acceptance of the Revised 21CF Offer.

It may be difficult for U.S. holders of Sky Shares to enforce their rights, effect service of process within the U.S. upon Sky and/or enforce any claim arising out of U.S. federal laws in connection with the Acquisition, since Sky is located in a non-U.S. jurisdiction, and some or all of its officers and directors reside outside of the U.S.. Therefore, U.S. holders of Sky Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. There is substantial doubt as to the enforceability in the UK of original actions, or of actions for the enforcement of judgements of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Revised 21CF Offer, passed upon the merits or fairness of the Revised 21CF Offer or passed upon the adequacy or accuracy of the information contained in this announcement or any document published in connection with the Revised 21CF Offer. Any representation to the contrary is a criminal offence in the United States.

Cautionary note regarding forward-looking statements

This announcement may contain certain forward-looking statements, within the meaning of Section 21E of the U.S. Exchange Act, and Section 27A of the U.S. Securities Act of 1933, as amended, with respect to the financial condition, results of operations and business of 21CF or Sky and certain plans and objectives of 21CF with respect thereto. All statements other than statements of historical fact included in this document may be forward-looking statements. Forward-looking statements also often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aims”, “continue”, “will”, “may”, “should”, “would”, “could”, or other words of similar meaning. Forward-looking statements (including those relating to the consummation of the Acquisition and the anticipated benefits thereof) by their nature address matters that are, to different degrees, uncertain. These and other forward-looking statements, including statements regarding any failure to complete the Acquisition or to make any filing or take any other action required to complete the Acquisition in a timely manner or at all, are subject to risks, uncertainties, assumptions and other factors. A number of important factors could cause actual results to differ materially from those expressed in any such forward-looking statements. These risk factors include, but are not limited to: (i) the risk that the Acquisition may not be completed on anticipated terms and timing or at all, (ii) the ability of Sky and 21CF to integrate the businesses successfully and to achieve anticipated benefits, (iii) the risk that disruptions from the Acquisition or risks associated with future business combinations or dispositions will harm Sky’s or 21CF’s businesses, (iv) legislative, regulatory, economic, political and market developments, (v) changes in the global, political, economic, business and competitive environments, market and regulatory forces, and unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (vi) the risks due to fluctuations in exchange and interest rates, and (vii) the risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the SEC made by 21CF, including the section titled “Risk Factors” in 21CF’s annual report on Form 10-K for the fiscal year ended 30 June 2018 and any updating information in subsequent SEC filings. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this document. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this document. 21CF and Sky disclaim any obligation to update any forward-looking or other statements contained in this document, except as required by applicable law.

No profit forecast or estimates

No statement in this announcement is intended as or shall be deemed to be a profit forecast or estimate for any period. No statement in this announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Sky, 21CF or the Enlarged Group (as applicable) for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Sky, 21CF or the Enlarged Group (as applicable).

Disclosure Requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Publication on Website

This announcement will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, at www.21cf-offer-for-Sky.com by no later than 12.00 noon (London time) on the business day following this announcement.

Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this announcement are London times, unless otherwise stated.